Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-140223) and Registration Statement on Form S-8/A (No. 333-123826) of Global Green Solutions Inc. (formerly High Grade Mining Corporation) (a development stage company) of our report, dated March 12, 2008, which appears in this annual report on Form 10-KSB for the year ended November 30, 2007.

Vancouver, Canada	MORGAN & COMPANY
Morgan & Company
March 14, 2008	Chartered Accountants